UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 24, 2012

SEACOAST BANKING CORPORATION OF FLORIDA
(Exact Name of Registrant as Specified in Charter)

Florida	1-13660	59-2260678
(State or Other Jurisdiction of Incorporation)	(Commission File Number	(IRS Employer Identification No.)

815 Colorado Avenue, Stuart, FL	34994
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code    (772) 287-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 24, 2012, the Company held its Annual Meeting.  Of the 94,709,457 shares of Common Stock outstanding as of the record date for the Annual Meeting, 90,434,044 shares were present at the meeting in person or by proxy.  The final results of each of the proposals voted on by the Company’s shareholders are described below:

Proposal 1 – Elect Directors: To re-elect four Class I directors and elect one Class II director. The vote for each director is as set forth below.

	Number of Shares
Nominee	Votes For	Votes Withheld	Broker Non-Votes
H. Gilbert Culbreth, Jr.	68,769,539	3,609,300	18,055,205
Christopher E. Fogal	68,943,259	3,435,580	18,055,205
Robert B. Goldstein	69,535,257	2,843,582	18,055,205
Dale M. Hudson	67,602,876	4,775,963	18,055,205
Roger O. Goldman	70,964,902	1,413,937	18,055,205

The five nominees were each elected by a plurality of the votes cast. Messrs. Culbreth, Fogal, Goldstein and Hudson will continue to serve as Class I directors with a term expiring at the Company’s 2015 Annual Meeting. Mr. Goldman will serve as a Class II director with a term expiring at the Company’s 2013 Annual Meeting, along with the other Class II directors.

Proposal 2 – Employee Stock Purchase Plan Amendment: To approve an amendment to Section 2 of Seacoast’s Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”) to increase the number of authorized shares of Common Stock reserved for issuance under the Employee Stock Purchase Plan from 730,000 to 1,500,000.

Number of Shares
Votes For	Votes Against	Abstentions	Broker Non-Votes
69,245,609	2,924,422	208,808	18,055,205

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal.  Accordingly, this proposal was approved.

Proposal 3 - Ratification of Appointment of Independent Auditor: To ratify the appointment of KPMG LLP as independent auditor for the Company for the fiscal year ending December 31, 2012.

Number of Shares
Votes For	Votes Against	Abstentions
89,952,758	363,503	117,783

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal.  Accordingly, this proposal was approved.

Proposal 4 – Reverse Stock Split Extension: To extend the time frame from May 25, 2012 to May 23, 2013 in which our Board of Directors is permitted to (i) effect a reverse stock split of our Common Stock at one of two reverse split ratios, 1-for-5 or 1-for-10, as determined by the Board of Directors in its sole discretion, and (ii) reduce the number of authorized shares of our Common Stock by the reverse stock split ratio determined by the Board of Directors.

Votes For	Votes Against	Abstentions
84,663,678	5,429,842	340,524

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, this proposal was approved. The Board of Directors has not made a determination as to whether it will affect a reverse stock split or the ratio or timing of any reverse stock split.

Proposal 5 – Advisory (Non-binding) Vote on Compensation of Named Executive Officers: To allow shareholders to endorse or not endorse, on a non-binding basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement:

Number of Shares
Votes For	Votes Against	Abstentions	Broker Non-Votes
70,207,583	1,991,081	180,175	18,055,205

The vote required to approve this non-binding advisory resolution was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, this proposal was approved.

Proposal 6 – Adjournment of Annual Meeting: To grant the proxy holders discretionary authority to vote to adjourn the Annual Meeting for up to 120 days to allow for the solicitation of additional proxies in the event that there are insufficient shares voted at the Annual Meeting, in person or by proxy, to approve the other proposals under consideration at the meeting.

Votes For	Votes Against	Abstentions
84,546,816	5,092,921	794,306

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal.  Accordingly, this proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA
(Registrant)

Date: May 25, 2012	By:	/s/ Dennis S. Hudson, III
	Name:	Dennis S. Hudson, III
	Title:	Chairman and Chief Executive Officer